Exhibit 99.1

November 7, 2024

We are pleased to report a summary of the financial results for Union Bankshares, Inc., for the three months ended September 30, 2024. Consolidated net income was $1.3 million, compared to $2.5 million, for the same period in 2023, and $5.8 million, for the nine months ended September 30, 2024, compared to $8.2 million, for the same period in 2023. The decrease in earnings for the comparison periods was primarily due to the impact of a strategic balance sheet repositioning executed during the third quarter. The Company’s wholly owned subsidiary, Union Bank, executed the sale of $38.8 million in book value of its lower-yielding available-for-sale debt securities for a pre-tax realized loss of $1.3 million, which was recorded in the third quarter of 2024. The proceeds of the securities sale were invested in higher yielding securities and loans. The loss is projected to be earned back in approximately 12 months from the newly acquired higher yielding assets.
Total assets were $1.52 billion as of September 30, 2024, compared to $1.40 billion as of September 30, 2023. Loan growth was the primary driver of the increase in total assets with total loans reaching $1.13 billion as of September 30, 2024, compared to $1.03 billion as of September 30, 2023. Asset quality remains strong with minimal past due loans and net recoveries of $15 thousand thus far this year.
Loan demand has remained strong during the third quarter of 2024 with growth in the residential, commercial, and municipal portfolios, despite higher interest rates a low residential inventory. Qualifying residential loans of $76.1 million were sold during the first nine months of 2024 compared to sales of $54.2 million for the first nine months of 2023.
Total deposits were $1.17 billion as of September 30, 2024 and include $80.0 million of purchased brokered deposits compared to deposits of $1.22 billion as of September 30, 2023, with $153.0 million of purchased deposits. Federal Home

Loan Bank advances of $230.7 million were outstanding as of September 30, 2024, compared to $90.7 million outstanding as of September 30, 2023. In addition to borrowings from the Federal Home Loan Bank, $10.0 million in advances from the Federal Reserve’s Bank Term Funding Program were outstanding as of September 30, 2024..
The Company had total equity capital of $72.3 million and a book value per share of $15.98 as of September 30, 2024, compared to $49.2 million and a book value of $10.92 per share as of September 30, 2023. Total equity capital is reduced by accumulated other comprehensive loss as it relates to the fair market value adjustment for investment securities. Accumulated other comprehensive loss as of September 30, 2024, was $26.8 million compared to $47.1 million as of September 30, 2023. The reduction in other comprehensive loss is mainly attributable to the decrease in market interest rates between 2023 and 2024, causing the market value of our remaining securities portfolio to increase.
We are nearing the end of a successful Fall Foliage tourism season. We have anecdotal evidence that the season was a tourism standout throughout our market area, though foliage may have been a bit muted compared to other years. The economy in the markets we serve continues to be strong with the unemployment rate remaining low and the housing market remaining tight. Our region remains a great place to live and do business.
The Board of Directors is pleased to declare a cash dividend of $0.36 per share for the quarter payable November 7, 2024, to shareholders of record as of October 26, 2024.

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:
TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com
NASDAQ STOCK MARKET
Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLocal.com

		Neil J. Van Dyke Chair	David S. Silverman President & Chief Executive Officer

About Union Bankshares
Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 19 banking offices, 2 loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 130 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in the lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank has received an "Outstanding" rating for its compliance with the Community Reinvestment Act (CRA). An institution in this group has an excellent record of helping to meet the credit needs of its assessment area, particularly in low-and moderate income neighborhoods, in a manner consistent with its resources and capabilities.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Neil J. Van Dyke - Chair	Neil J. Van Dyke - Chair
ASSETS	Sept 30, 2024	Sept 30, 2023	Sept 30, 2024		Sept 30, 2023	Sept 30, 2024	Sept 30, 2023	Timothy W. Sargent - Vice Chair	David S. Silverman - President & CEO

								Joel S. Bourassa	Karyn J. Hale - Chief Financial Officer
				(3 months ended)		(9 months ended)
								Dawn D. Bugbee	Timothy W. Sargent - Secretary
Cash and Due from Banks	$4,468	$4,187	Interest Income	$17,191	$14,847	$49,364	$41,694
								Mary K. Parent	Kristy Adams Alfieri - Assistant Secretary
			Interest Expense	7,761	5,699	21,442	12,953	Nancy C. Putnam
Federal Funds Sold & Overnight Deposits	42,793	17,143						Gregory D. Sargent
			Net Interest Income	9,430	9,148	27,922	28,741	David S. Silverman
Interest Bearing Deposits in Banks	13,445	14,436						Janet P. Spitler
			Credit Loss Expense (Benefit)	425	(139)	583	(161)
Investment Securities	246,658	250,337	Net Interest Income After Credit Loss Expense (Benefit)	9,005	9,287	27,339	28,902	Union Bank	REGIONAL ADVISORY BOARD MEMBERS
Loans Held for Sale	8,449	6,452
								DIRECTORS
Loans, net	1,119,480	1,023,283	Wealth Management Income	265	244	793	695	Neil J. Van Dyke - Chair	Michael R. Barrett - St. Johnsbury
								Timothy W. Sargent - Vice Chair	Steven J. Bourgeois - St. Albans
Allowance for Credit Losses	(7,366)	(6,895)	Net losses on sales of investment securities	(1,293)	—	(1,293)	—	Joel S. Bourassa	Andrew A. Dean - Northern NH
								Dawn D. Bugbee	Stanley T. Fillion - Northern NH
Premises and Equipment, net	20,460	20,365	Noninterest Income	2,633	2,223	7,437	6,540	Mary K. Parent	Rosemary H. Gingue - St. Johnsbury
								Nancy C. Putnam	John M. Goodrich - Northern NH
Accrued Interest & Other Assets	71,107	66,320	Noninterest Expenses:					Gregory D. Sargent	Christopher M. Knapp - Northern NH
								David S. Silverman	Coleen K. Kohaut - St. Albans
Total Assets	$1,519,494	$1,395,628	Salaries & Wages	4,015	3,720	11,342	10,895	Janet P. Spitler	Justin P. Lavely - St. Johnsbury
									Daniel J. Luneau - St. Albans
			Employee Benefits	1,522	1,217	4,642	4,065		Samuel H. Ruggiano - St. Albans
									Christine A. Sheley - Northern NH
LIABILITIES & SHAREHOLDERS' EQUITY	Sept 30, 2024	Sept 30, 2023	Occupancy Expense, net	505	459	1,618	1,519		David S. Silverman - All
								Union Bank Offices (ATMs at all Branch Locations)
			Equipment Expense	1,006	935	2,966	2,714
Noninterest Bearing Deposits	$233,770	$229,101
			Other Expenses	2,361	2,595	7,845	7,546	VERMONT
Interest Bearing Deposits	643,593	707,872
			Total	9,409	8,926	28,413	26,739	Berlin	1028 US Route 302	802.476.0061
Time Deposits	295,900	285,315	Income Before Taxes	1,201	2,828	5,863	9,398	Fairfax	Jct. Routes 104 & 128	802.849.2600
								Hardwick	103 VT Route 15 West	802.472.8100
Borrowed Funds	240,696	90,696	Income Tax (Benefit) Expense	(123)	296	103	1,190	Jeffersonville	5062 VT Route 15	802.644.6600
								Jericho	368 VT Route 15	802.899.7500
Subordinated Notes	16,264	16,230	Net income	$1,324	$2,532	$5,760	$8,208	Johnson	198 Lower Main Street	802.635.6600
								Lyndonville	183 Depot Street	802.626.3100
Accrued Interest & Other Liabilities	16,970	17,168	Earnings Per Share	$0.29	$0.56	$1.27	$1.82	Morrisville	20 Lower Main Street	802.888.6600
									65 Northgate Plaza	802.888.6860
Common Stock	9,999	9,969	Book Value Per Share			$15.98	$10.92	Shelburne	5068 Shelburne Road	802.985.0227
								St. Albans	15 Mapleville Depot	802.524.9000
Additional Paid-in Capital	3,089	2,607						St. Johnsbury	Operations and Loan Center
Retained Earnings									364 Railroad Street	802.748.3131
	90,350	88,045							Branch
Accumulated Other Comprehensive Loss	(26,831)	(47,063)							325 Portland Street	802.748.3121
								Stowe	47 Park Street	802.253.6600
								Williston	Branch
Treasury Stock at Cost	(4,306)	(4,312)							31 Market St	802.878.7900
									Loan Center
Total Liabilities & Shareholders' Equity	$1,519,494	$1,395,628							31 Market St	802.865.1000
Standby letters of credit were $1,509,000 and $1,532,000 at September 30, 2024 and 2023, respectively.								NEW HAMPSHIRE
								Groveton	3 State Street	603.636.1611
								Littleton	263 Dells Road	603.444.7136
									76 Main Street	603.444.5321
								Lincoln	135 Main Street	603.745.4000
								North Conway	120 North-South Road	603.356.4010